SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                              __________

                               FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           STRUCTURED PRODUCTS CORP.
            (Exact name of registrant as specified in its charter)

                 DELAWARE                                   13-3692801
_______________________________________       ________________________________
(State of incorporation or organization)      (IRS Employer Identification No.)


           Seven World Trade Center
           Room 33-130, 33rd Floor
             New York, New York                            10048
  (Address of principal executive offices)               (Zip Code)


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If this form relates to the registration of a class  If this form relates to the registration of a class
of debt securities and is effective upon filing      of debt securities and is to become effective
pursuant to General Instruction A(C)(1) please check simultaneously with the effectiveness of a
the following box.   <checked-box>                   concurrent registration statement under the
                                                     Securities Act of 1933 pursuant to General
                                                     Instruction A(C)(2) please check the following box.
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      Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class               Name of Each Exchange on Which
     to be so Registered               Each Class is to be Registered
     -------------------               ------------------------------

$352,980,000 aggregate TIERS{SM}
Asset-Backed Securities, Series
CHAMT Trust 1997-7, Fixed Rate
Notes, Class A                          New York Stock Exchange
____________________________________________________________________________
    Securities to be registered pursuant to Section 12(g) of the Act:

                                 NONE

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Item 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The description of the Notes to be registered hereunder is set forth under the captions entitled: "Summary of Terms"; "Description of the Notes"; "Risk Factors"; "Mandatory Prepayment of the Notes"; "Description of the Indenture"; "ERISA Considerations"; and "Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated September 15, 1997 to Registrant's Prospectus dated September 15, 1997, which description is incorporated herein by reference. Registrant filed the Prospectus Supplement with the Securities and Exchange Commission on September 17, 1997, pursuant to Rule 424(b)(5) under the Securities Act of 1933.

Item 2.    EXHIBITS.

           1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

           2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

           3. Series Trust Indenture, dated as of September 15, 1997, incorporating the Standard Terms of the Trust Indenture, dated as of September 15, 1997, by and between First Trust of New York, National Association, as Indenture Trustee, and TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7, including the Form of Class A Note.



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                               SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      STRUCTURED PRODUCTS CORP.


Date:  September 22, 1997             By:    /S/ TIMOTHY P. BEAULAC
                                         ----------------------------
                                                 Timothy P. Beaulac
                                         Assistant Vice President and
                                           Finance Officer

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